UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 5, 2013

West Marine, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive
Watsonville, California 95076
(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Barry Kelley as Executive Vice President – Stores and Wholesale

On December 5, 2013, after conducting a search, the Board of Directors (the “Board”) of West Marine, Inc. (the Company”) appointed Barry Kelley as the Company’s new Executive Vice President - Stores and Wholesale and concurrent with such appointment, deemed Mr. Kelley an “executive officer” within the meaning of Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “officer” for purposes of Section 16 of the Exchange Act.

Prior to this appointment, Mr. Kelley, age 51, spent most of his career at the Company, which he joined in 1989, holding a variety of positions as follows:

2012 – 2013                      Senior Vice President of Port Supply
2007 – 2012                      Vice President of Port Supply
1997 – 2007                      South East Regional Vice President
1993 – 1997                      South East District Manager
1990 – 1993                      Store Manager
1989 – 1990                      Various Store Positions

Mr. Kelley is not a member of any other public or private company boards.

Mr. Kelley is covered under the Company’s standard indemnification agreement, pursuant to which the Company has agreed to indemnify Mr. Kelley against certain claims that may arise in connection with his service to the Company.

Compensation Arrangements for Barry Kelley

Under the terms of his offer letter, Mr. Kelley will receive an annual base salary of $320,000.  In addition, Mr. Kelley’s target bonus will be up to 50% of his annual base salary, with the actual amount of any bonus determined on a sliding scale, depending on the Company’s financial performance.

Mr. Kelley also will receive equity awards consistent with those granted to other Executive Vice Presidents, to be granted under the terms of the Company’s Omnibus Equity Incentive Plan.

The amount and terms of the annual cash bonus and the equity awards will be approved by the Compensation and Leadership Development Committee of the Board (the “C&LDC”) as part of the normal course determination of bonuses and equity awards for Company executives.

The foregoing is a summary of the material terms of the offer letter.  As a summary, it does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the offer letter that is filed with this report as Exhibit 10.1.
Severance Arrangements for Certain Officers

On December 5, 2013 the C&LDC amended the Company’s Executive Officer Severance Plan (the “Severance Plan”) to add an arbitration provision and to make other administrative and ministerial changes. The Severance Plan covers Mr. Kelley in his new position as Executive Vice President—Stores and Wholesale, as well as Company officers, other than officers who have separate severance agreements with the Company, from the Vice President level up through and including the Chief Executive Officer (each a “Covered Executive”). Under the Severance Plan, in the event a Covered Executive is involuntarily terminated by the Company without "cause" or if he terminates his employment for “good reason” (both as defined in the Severance Plan), the Covered Executive would receive the following:

•
Cash severance payment payments equal to the Covered Executive’s weekly rate of base salary for the applicable severance period based on the Covered Executive’s position in the Company and years of service as set forth in the following chart, payable bi-weekly in substantially equal installments on the Company’s regularly-scheduled payroll dates, subject to applicable deductions and withholdings:

Position	Severance Period
	Less Than 1 Year of Service	1 But Less Than 5 Years of Service	5 or More Years of Service
Chief Executive Officer/President	52 weeks	60 weeks	78 weeks
Executive Vice President	35 weeks	40 weeks	52 weeks
Senior Vice President	27 weeks	31 weeks	40 weeks
Vice President/ Regional Vice President	17 weeks	20 weeks	26 weeks

•
The Covered Executive will be required to mitigate the bi-weekly severance payment by promptly seeking comparable employment after termination, and any compensation received from such employment will reduce the bi-weekly severance payments.

•
Under the terms of the Company’s Omnibus Equity Incentive Plan and the respective equity award agreements (collectively, the “Award Agreements”) the Covered Executive: (i) would forfeit any stock options and any restricted stock units that have not vested as of his employment termination date; and (ii) would be entitled to exercise any vested stock options under the Award Agreements for ninety (90) days following his employment termination date.

•
If the effective date of a Covered Executive’s employment termination occurs at any time after the first six (6) months of the Company’s then current fiscal year, the Covered Executive would receive a pro-rated annual bonus for the fiscal year in which the termination of employment occurs, conditioned upon the Company meeting or exceeding the financial performance threshold level for bonus payout for that fiscal year, payable at the time the Company normally pays such bonuses.

•
The Severance Plan also provides that each Covered Executive will be bound by, among other provisions, a full release of all claims related to each Covered Executive’s employment with the Company and the non-solicitation, confidentiality, cooperation and non-disparagement covenants contained in the Severance Plan.

•	Severance benefits terminate if the Covered Executive dies or is reemployed by the Company during the applicable severance period.

The foregoing description of the Severance Plan is qualified in its entirety by reference to the full text of the Severance Plan that is filed with this report as Exhibit 10.2.

Compensation Clawback Policy

The C&LDC adopted a Policy Regarding Repayment or Forfeiture of Certain Compensation (the “Clawback Policy”) on December 5, 2013 to increase incentives to the Company’s “Executive Officers”

within the meaning of Rule 3b-7 promulgated under the Exchange Act (each, a “Covered Officer”) to take full account of risks to the Company and its stockholders in their decision-making, and to reduce such risks wherever practicable.  Under the Clawback Policy, in the event of a material restatement of the Company’s financial statements (“Covered Event”), the C&LDC will, in its discretion, refer the matter and its recommendation as to an appropriate remedy to the full Board for consideration.  The Board may determine such action as it deems necessary with respect thereto, including the recovery of certain Performance-based Compensation paid to the Covered Officer, as set forth in the Clawback Policy.  Before the C&LDC or the Board determines to seek recovery pursuant to the Clawback Policy, the Covered Officer will be given the opportunity to be heard at a meeting of the C&LDC.  The C&LDC and the Board may terminate the employment of the Covered Officer.  In its discretion, the C&LDC or the Board may also decline to seek recovery under the Clawback Policy.

The foregoing description of the Clawback Policy is qualified in its entirety by reference to the Clawback Policy that is filed with this report as Exhibit 10.3.

Item 9.01.           Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits:

10.1	Offer Letter, dated November 25, 2013 and approved December 5, 2013, between West Marine, Inc. and Barry Kelley.*
10.2	West Marine, Inc. Executive Officer Severance Plan dated March 16, 2011, as amended on December 5, 2013.*
10.3	Policy Regarding Repayment or Forfeiture of Certain Compensation (“Clawback Policy”).*
10.4
Form of Indemnification Agreement between West Marine, Inc. and its directors and officers (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 2002).*

_________________________
*Management compensatory plan or arrangement within the meaning of Item 601(b)(10)(iii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: December 6, 2013	By:	/s/ Pamela J. Fields
Pamela J. Fields, Esq.
Secretary and General Counsel
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